UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
 February 25, 2008 (February 22, 2008)

________________________________

NORFOLK SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)

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Virginia	1-8339	52-1188014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three Commercial Place		(757) 823-5567
Norfolk, Virginia 23510-9241		(Registrant's telephone number, including area code)
(Address of principal executive offices)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

            Jane Margaret O'Brien resigned as a member of Norfolk Southern's Board of Directors effective January 31, 2008.

Election of New Director

            On February 25, 2008, Norfolk Southern issued a Press Release, attached hereto as Exhibit 99.1, announcing that the Board of Directors at its meeting on February 22, 2008, elected Karen N. Horn to be a director, effective immediately.  The Board of Directors also appointed Ms. Horn to the Governance and Nominating Committee and the Finance Committee, effective February 22, 2008.

Ms. Horn, 64, Lyme, Connecticut, has been senior managing director of Brock Capital Group since 2004.  Ms. Horn served as president of Private Client Services and managing director of Marsh, Inc., a subsidiary of MMC, from 1999 until her retirement in 2003.  Prior to joining Marsh, she was senior managing director and head of international private banking, Bankers Trust Company; chair and chief executive officer of Bank One, Cleveland, N.A.; president of the Federal Reserve Bank of Cleveland; treasurer of Bell Telephone Company of Pennsylvania; and vice president of First National Bank of Boston.  Ms. Horn serves as director of T. Rowe Price Mutual Funds; The U. S. Russia Investment Fund, a presidential appointment; Simon Property Group, Inc.; Eli Lilly and Company; and Fannie Mae.

Norfolk Southern confirms, as required by regulations under the Securities Exchange Act of 1934, that (1) there was no arrangement or understanding between Ms. Horn and any other person pursuant to which she was elected as a director of Norfolk Southern, and (2) there is no transaction between Ms. Horn and Norfolk Southern that would require disclosure under Item 404(a) of Regulation S-K.

No material plan, contract or arrangement (whether or not written) to which Ms. Horn is a party or a participant was entered into or materially amended in connection with her joining the Board of Directors, and, other than as discussed below, Ms. Horn did not receive any grant or award or any modification thereto, under any such plan, contract or arrangement in connection with such event.

Under the terms of the Norfolk Southern Corporation Directors' Restricted Stock Plan, Ms. Horn received a grant of 3,000 shares of restricted stock upon her election to the Board.  These shares will be registered in Ms. Horn's name, and she will have all rights of ownership (including the right to vote the shares and receive dividends); however, these shares may not be sold, pledged or otherwise encumbered during a restriction period which began on the date of grant and ends on the earlier of Ms. Horn's death or six months after she becomes disabled or retires.  In the event Ms. Horn does not retire in accordance with the terms of the plan, these shares will be forfeited.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

 Bylaw Amendment

             On February 22, 2008, the Board of Directors amended the Bylaws of Norfolk Southern Corporation, effective immediately, to increase the number of directors from 9 to 10 and elected Karen N. Horn to fill the resulting vacancy.  The amended Bylaws are attached hereto as Exhibit 3(ii).

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3(ii)	The Bylaws of Norfolk Southern Corporation, as amended February 22, 2008
99.1	Press Release, dated February 25, 2008

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                            SIGNATURES

                                                            NORFOLK SOUTHERN CORPORATION

                                                            (Registrant)

                                                            /s/ Reginald J. Chaney

                                                            _________________________________

                                                            Name:  Reginald J. Chaney
                                                            Title:    Assistant Corporate Secretary

Date:  February 25, 2008

EXHIBIT INDEX

Exhibit Number	Description
3(ii)	The Bylaws of Norfolk Southern Corporation, as amended February 22, 2008
99.1	Press Release, dated February 25, 2008